Exhibit 99.1

For Immediate Release

INSITUFORM APPOINTS JOE BURGESS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Veolia Water North America President and CEO Brings Extensive Experience
in Strategic Planning, Operations Management and Customer Service

CHESTERFIELD, MO, April 7, 2008 - Insituform Technologies, Inc. (Nasdaq Global Select Market: INSU) today announced that its Board of Directors has appointed John J. (“Joe”) Burgess as President and Chief Executive Officer, effective April 14, 2008.  Mr. Burgess has also been appointed to the Company’s Board of Directors and the Strategic Planning Committee of the Board of Directors.  Mr. Burgess succeeds Alfred L. Woods, who has been serving as interim CEO since August 13, 2007.  Woods, a Director since 1997 and Chairman of the Board since 2003, will continue to serve as Chairman of the Board.

“We are extremely pleased to welcome Joe Burgess to Insituform and are fortunate to have a leader of his caliber, vision and experience,” said Mr. Woods. “Over the past seven months, our Board of Directors has conducted an extensive search for a candidate with the right balance of industry knowledge and operational expertise to effectively capitalize on the growth opportunities in our markets.  A respected leader, Joe’s impressive 20-year career has afforded him a strong base of experience in strategic planning, operations management and customer service.  In particular, he brings considerable experience working with municipalities, the federal government and industrial clients that will strengthen Insituform’s customer relationships. We are confident that Joe brings the right combination of strategic insight, operational discipline, and inspirational leadership needed for Insituform’s accelerated and sustained growth.”

“I am privileged to become the President and Chief Executive Officer of Insituform,” said Mr. Burgess.  “This is an important time in the Company’s history and the water service industry as a whole.  The sewer and water rehabilitation businesses have become increasingly critical in maintaining vital infrastructure as cities across the country and around the world age and grow. Insituform is a unique company with strong technologies, services and people.  I am confident that with its strategic focus on growth, technological innovation and operational excellence, Insituform is solidly positioned to capitalize on this growing market to serve our customers worldwide and create stockholder value.  I look forward to meeting Insituform’s stockholders and to working closely with the Board and senior management team, and Insituform’s 1,600 hard working and dedicated employees.  I welcome this opportunity to lead Insituform successfully into the future.”

Mr. Burgess, 49, President and CEO of Veolia Water North America, a leading provider of water and wastewater services to municipal, federal and industrial customers, has over 20 years of experience in the water, energy and petrochemical industries.  Mr. Burgess joined Veolia Water in 2002 as the Vice President and General Manager for the Northeast business center, and was promoted to Chief Operating Officer in 2003 and to President and CEO in 2005.  Prior to that, Mr. Burgess served as Executive Vice President for water systems operations for Ogden Projects (later renamed Covanta Water), a subsidiary of Ogden Corporation that specialized in waste-to-energy projects for municipalities.  At Ogden, Mr. Burgess led a joint venture with Yorkshire Water (U.K.). He began his career at Monsanto Company in 1981.

Mr. Burgess is a co-founder of the Water Partnership Council, a trade association for non-regulated U.S. water companies. The Water Partnership Council is committed to helping communities and companies meet water and wastewater needs in the safest, most environmentally sound and cost-effective manner possible.

Mr. Burgess received his bachelor’s degree in accounting and finance from the University of Florida.

About Insituform Technologies, Inc.

Insituform Technologies, Inc. is a leading worldwide provider of proprietary technologies and services for rehabilitating sewer, water, and other underground piping systems without digging or disruption. More information about Insituform is available on its Internet site at www.insituform.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  The Company makes forward-looking statements in this news release that represent the Company’s beliefs or expectations about future events or financial performance.  These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates and projections and are not guarantees of future events or results.  When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on March 10, 2008.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.  In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected.  Except as required by law, we do not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise.  Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission.  Please use caution and do not place reliance on forward-looking statements.  All forward-looking statements made by the Company in this news release are qualified by these cautionary statements.

Insituform®, the Insituform® logo and Insituform Blue® are the registered trademarks of Insituform Technologies, Inc. and its affiliates.

For More Information, Contact

Insituform Technologies, Inc.
David A. Martin, Vice President and Chief Financial Officer
636-530-8000

Dan Katcher / Matthew Sherman
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449